Exhibit 99.1

PROXY

SecureAlert, Inc.

The undersigned hereby appoints René Klinkhammer as Proxy, with full power of substitution, and hereby authorizes him to represent and vote, in his own discretion, all shares of Common Stock or Series D Preferred Stock of SecureAlert, Inc. (the “Company”) held of record as of the record date by the undersigned, at the Annual Meeting of Shareholders of the Company to be held on Thursday, February 28, 2013, at 11:00 o’clock a.m., local time, or at any adjournment thereof.

In his discretion, the Proxy is authorized to vote upon any and all such business and proposals as may properly come before the Annual Meeting.

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Date

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Signature

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Signature of joint holder, if any

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Names of Grantor(s) of Proxy (printed)

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Number of shares of Common Stock of the Company held by the shareholder(s) granting this Proxy

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Number of shares of Series D Preferred Stock of the Company held by the shareholder(s) granting this Proxy

PLEASE SIGN EXACTLY AS THE SHARES ARE ISSUED.  WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.  WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.  IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER.  IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

ACCEPTANCE OF PROXY:

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Date

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Signature